               SECURITIES LOAN AGREEMENT, dated _________ ___,
               1995, between MERRILL LYNCH, PIERCE, FENNER &
               SMITH INCORPORATED ("Borrower") and TELEPHONE AND
               DATA SYSTEMS, INC. ("Lender")

          WHEREAS, Lender and Harris Trust and Savings Bank ("Harris") are parties to a Custody Agreement dated _____________, 1995 (the "Custody Agreement") pursuant to which Harris is acting as custodian (in such capacity, the "Custodian");

          WHEREAS, pursuant to the Securities Lending Customer Agreement Custody Account, dated ____________, 1995 (the "Customer Agreement"), between Lender, Custodian and Harris, Lender may lend securities held in the custody account established pursuant to the Custody Agreement to borrowers pursuant to borrower loan agreements in the form attached to the Customer Agreement;

          WHEREAS, Borrower and Harris are parties to a Borrowing Agreement,
dated             , 19   (the "Borrowing Agreement"), pursuant to which the
Borrower may borrow securities from Custodian, including, without limitation, the Common Shares, par value $1.00 per share (the "USM Common Shares"), of United States Cellular Corporation, a Delaware corporation ("USM"), held in the custody account (the "Custody Account") established under the Custody Agreement.

          NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, Borrower and Lender hereby agree as follows:

          1.   LOANS OF SECURITIES.

          1.1. Subject to the terms and conditions of the Borrowing Agreement, Borrower may, from time to time, initiate a transaction whereby Borrower seeks to borrow USM Common Shares from Lender through Custodian. So long as the total number of USM Common Shares borrowed by Borrower under the Borrowing Agreement and not yet returned thereunder would not, after giving effect to any request (a "Request") by Borrower that Custodian make a Loan, be greater than the amount set forth in Schedule A hereto and Borrower is not in Default under the Borrowing Agreement or this Agreement, such Request shall be a valid request for a Loan under the Borrowing Agreement. A Loan under the Borrowing Agreement shall not occur until the Loaned Securities are delivered by Harris to Borrower in accordance with the Borrowing Agreement. It shall be a condition to the first Loan under the Borrowing Agreement that Lender will have a perfected lien and security interest thereunder. The terms "Business Day", "Default", "Loan", "Loaned Securities", "Clearing Organization" and certain other terms are defined below.

          1.2. Notwithstanding anything to the contrary herein or in the Borrowing Agreement, the Custody Agreement or the Customer Agreement, Lender, through Harris, will not lend USM Common Shares to Borrower pursuant to the Borrowing Agreement if Lender shall have orally notified Custodian and Borrower that no securities may then be loaned or borrowed pursuant to the Borrowing Agreement. Any such notice shall be confirmed in writing (including by facsimile transmission) to Custodian and to Borrower by the end of the Business Day following the date of such notice. Lender may provide any such notice at its sole discretion, at any time or times and for any reason. Lender shall not inform Custodian or Borrower in any such notice or otherwise (x) of the reason why USM Common Shares may not then be loaned or borrowed pursuant to the Borrowing Agreement or (y) of the subsection of Section 1 of this Agreement pursuant to which such notice is being given. Any such notice shall (i) apply to all or any specified portion (provided that such portion shall result in a whole number of USM Common Shares then being able to be borrowed under the Borrowing Agreement) of the USM Common Shares that do not constitute Loaned Securities (A) at the time of receipt of such notice by Custodian or (B) subsequent to such receipt of such notice and prior to the time of receipt by Custodian of the notice provided for in Section 1.4 hereof and (ii) be in effect until the receipt by Custodian of the notice provided for in Section 1.4 hereof.

          1.3. Notwithstanding anything to the contrary herein or in the Borrowing Agreement, the Custody Agreement or the Customer Agreement, if (i) USM shall have notified Lender of the occurrence of any of the events specified in
Section 2(k)(i) of the Registration Rights Agreement, dated as of ____________ __, 1995, by and between Borrower, USM and Lender (the "Registration Rights Agreement") or (ii) Lender is otherwise aware of the occurrence of any such event (which in the case of the event described in Section 2(k)(i)(c) of the Registration Rights Agreement, shall mean, for purposes of this Section 1.3(ii), that USM or Lender, on the advice of its respective counsel, reasonably concludes that it is inadvisable as a matter of federal securities law that the Prospectus (as defined in the Registration Rights Agreement) continue to be used), Lender shall in any such case (unless a notice from Lender pursuant to
Section 1.2 or this Section 1.3 is already then in effect) promptly orally notify Custodian and Borrower that no USM Common Shares may then be loaned or borrowed pursuant to the Borrowing Agreement. Lender shall confirm any such notice in writing (including by facsimile transmission) to Custodian and to Borrower by the end of the Business Day following the date of such notice. Lender shall not inform Custodian or Borrower in any such notice or otherwise
(x) of the reason why securities may not then be loaned or borrowed pursuant to the Borrowing Agreement or (y) of the subsection of Section 1 of this Agreement pursuant to which such notice is being given. Any such notice shall apply to all (but not less than all) of the securities hereunder that do not constitute Loaned Securities (A) at the time of receipt of such notice by Custodian or (B) subsequent to such receipt of such notice and prior to the time of receipt of the notice provided for in Section 1.4 hereof by Custodian and
(ii) be in effect until the receipt by Custodian of the notice provided for in
Section 1.4 hereof.

          1.4.  If (i) Lender shall have notified Custodian in accordance with
Section 1.2 or 1.3 that all or any specified portion of USM Common Shares may then be loaned pursuant to the Borrowing Agreement and (ii) none of the events requiring a notice provided for in Section 1.3 hereof is then continuing, Lender may resume the lending of USM Common Shares pursuant to the Borrowing Agreement at any time by orally notifying Custodian and Borrower of the resumption of the lending of USM Common Shares and Lender shall confirm any such notice in writing (including by facsimile transmission) to Custodian and to Borrower by the end of the Business Day following the date of such notice.

          1.5. Notwithstanding anything to the contrary herein or in the Borrowing Agreement, the Custody Agreement or the Customer Agreement, upon receipt by Custodian of a notice provided for in Section 1.2 or 1.3 hereof, Lender shall cause Harris not to deliver any USM Common Shares as Loaned Securities under the Borrowing Agreement pursuant to any Request until the receipt by Custodian of a Request subsequent to Custodian receiving a notice provided for in Section 1.4 hereof.

          1.6. Notwithstanding anything to the contrary herein or in the Borrowing Agreement, the Custody Agreement or the Customer Agreement, if Borrower shall make a Request at a time when any USM Common Shares subject to such Request may not be loaned or borrowed under the Borrowing Agreement because Lender has given the notice specified in Section 1.2 or 1.3 hereof that all or a specified portion of USM Common Shares may not then be loaned or borrowed under the Borrowing Agreement, Lender shall cause Custodian not to deliver any USM Common Shares that are subject to such notice specified in Section 1.2 or 1.3 hereof pursuant to the Borrowing Agreement and Lender shall cause Custodian to orally notify Borrower on the date of such Request that all or such specified portion of USM Common Shares may not currently be loaned or borrowed under the Borrowing Agreement. Lender shall cause Custodian to confirm such notice in writing (including by facsimile transmission) to Borrower by the end of the Business Day following the date of such Request.

          1.7. Upon receipt by Borrower of a notice provided for in Section 1.2 (provided that such notice relates to all (but not less than all) of the securities that do not constitute Loaned Securities) or 1.3 hereof, Borrower shall not (i) offer, sell or deliver in settlement of any trade any Loaned Security if such offer, sale or delivery requires, in the reasonable opinion of Borrower's counsel, delivery (including constructive delivery (a "Constructive Prospectus Delivery") pursuant to Rule 153, or any successor or similar rule or regulation under the Securities Act of 1933, as amended (the "Act")) of the Prospectus (as defined in the Registration Rights Agreement) pursuant to the Act or the rules or regulations thereunder or (ii) deliver any Loaned Security in connection with a Common Share Delivery Arrangement (as defined in the Indenture, dated as of __________, 1995, between USM and Harris, as trustee, relating to USM's Liquid Yield Option Notes due 2015 (the "Indenture")) pursuant to the Common Share Delivery Arrangement Agreement, dated as of ________, 1995, between USM, Borrower and Harris, as conversion agent under the Indenture (the "Common Share Delivery Arrangement Agreement"), if such delivery requires, in the reasonable opinion of Borrower's counsel, delivery of the Prospectus pursuant to the Act or the rules or regulations thereunder, in each case until the receipt by Borrower of a notice provided for in Section 1.4 hereof.

          1.8. WITHOUT WAIVING ANY RIGHTS GIVEN TO LENDER HEREUNDER, IT IS UNDERSTOOD AND AGREED THAT THE PROVISIONS OF THE SECURITIES INVESTOR PROTECTION ACT OF 1970 MAY NOT PROTECT LENDER WITH RESPECT TO LOANED SECURITIES HEREUNDER AND THAT, THEREFORE, THE COLLATERAL DELIVERED TO LENDER MAY CONSTITUTE THE ONLY SOURCE OF SATISFACTION OF BORROWER'S OBLIGATIONS IN THE EVENT BORROWER FAILS TO RETURN THE LOANED SECURITIES.

          2. FEES FOR LOANS. Borrower shall pay Lender a monthly fee in arrears for Loans of USM Common Shares borrowed by Borrower under the Borrowing Agreement, such fee to equal ______ basis points, on a per annum basis, of the average daily market value of all Loaned Securities (as calculated pursuant to Section 2 of the Borrowing Agreement) outstanding during such month. Borrower shall provide Lender and Custodian with a written confirmation of such basis of compensation and the calculation thereof. Any fee payable hereunder shall be payable by Borrower to Lender (i) within 10 days of the end of the month for which the fee was incurred, or (ii) immediately, in the event of a Default hereunder by Borrower.

          3. TERMINATION OF THE LOAN. Unless otherwise agreed, Borrower may terminate a Loan of Loaned Securities under the Borrowing Agreement on any Business Day by returning the Loaned Securities due under such Loan before 11:30 a.m. New York City time on such day to Custodian, and Lender may terminate a Loan made to Borrower pursuant to the Borrowing Agreement on the fifth Business Day following the day on which Lender, prior to the close of business on that day, gives written notice of termination of the Loan to Borrower. Unless otherwise agreed, Borrower shall, on or before such termination date, deliver such

Loaned Securities to Custodian, or cause the Loaned Securities to be credited to Custodian's account at a Clearing Organization.

          4. RIGHTS OF BORROWER IN RESPECT OF THE LOANED SECURITIES. Until a Loan is terminated in accordance herewith and with the Borrowing Agreement and the Customer Agreement, Borrower shall have all the incidents of ownership of the Loaned Securities, including, without limitation, the right to transfer the Loaned Securities to any purchaser (as defined in the New York Uniform Commercial Code) free of any adverse claim (as defined in Article 8 in the New York Uniform Commercial Code). Lender hereby waives the right to vote the Loaned Securities during the term of the Loan.

          5. REPRESENTATIONS OF THE PARTIES HERETO. The parties hereby make the following representations and warranties as of the date of each Loan of USM Common Shares under the Borrowing Agreement and the Customer Agreement:

          5.1. Each of Borrower and Lender represents and warrants that (a) it has the corporate power to execute and deliver this Agreement, the Borrowing Agreement (with respect to Borrower) and the Customer Agreement (with respect to Lender), to enter into the Loans contemplated by the Borrowing Agreement and the Customer Agreement and to perform its obligations hereunder and thereunder; (b) it has taken all necessary action to authorize such execution, delivery and performance; and (c) this Agreement, the Borrowing Agreement (with respect to Borrower) and the Customer Agreement (with respect to Lender) each constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms, except as the enforceability hereof and thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          5.2. Each of Borrower and Lender represents and warrants that the execution, delivery and performance by it of this Agreement, the Borrowing Agreement (with respect to Borrower) and the Customer Agreement (with respect to Lender) and each Loan under the Borrowing Agreement and the Customer Agreement will at all times comply with all applicable laws and regulations applicable to it, including those of securities regulatory or self-regulatory organizations applicable to it.

          5.3. Each of Borrower and Lender represents and warrants that it has made its own determination as to the tax treatment of any dividends, remuneration or other funds received hereunder.

          5.4. Borrower represents and warrants that (a) it is a corporation duly organized and validly existing under the laws of the State of Delaware and
(b) it is borrowing or will borrow the Loaned Securities for the purpose of (i) making delivery of such securities in the case of short sales, failure to receive securities required to be delivered, or as otherwise permitted pursuant to Regulation T of the Board of Governors of the Federal Reserve, or (ii) making delivery of such securities in connection with Common Share Delivery Arrangements (as defined in the Indenture) pursuant to the Common Share Delivery Arrangement Agreement.

          5.5. Lender represents and warrants that it is a corporation duly organized and validly existing under the laws of the State of Iowa.

          6.   COVENANTS.

          6.1. Each party hereto agrees that this Agreement and the Loans made under the Borrowing Agreement and the Customer Agreement shall be "securities contracts" for purposes of the Bankruptcy Code and any bankruptcy proceeding thereunder.

          6.2. Borrower has furnished, or promptly upon (and in any event within five Business Days after) demand by Lender shall furnish, Lender with its most recent statement required to be furnished to customers pursuant to Rule 17a-5(c) under the 1934 Act.

          6.3. At all times, Lender shall ensure that, unless a Default by Borrower has occurred and is continuing, the number of USM Common Shares held by Custodian pursuant to the Custodian Agreement, when added to the number of USM Common Shares that are the subject of outstanding Loans, is not less than the maximum number of USM Common Shares that could be the subject of outstanding Loans at such time pursuant to Section 1.1 hereof and Schedule A hereto (without giving effect to any notice provided for in Section 1.2, 1.3, or 1.6 hereof).

          7.   DEFINITIONS.  For the purpose hereof:

          "Business Day" shall mean any day recognized as a settlement day by the American Stock Exchange.

          "Clearing Organization" shall mean The Depository Trust Company ("DTC"), or, if agreed to by the parties hereto, such other clearing agency at which Borrower and Custodian maintain accounts, or a Federal Reserve Bank which maintains a book-entry system.

          "Loan" shall mean a loan of Loaned Securities under the Borrowing Agreement and the Customer Agreement.

          "Loaned Security" shall mean any USM Common Share delivered as a Loan under the Borrowing Agreement and the Customer Agreement until the Clearing Organization credits the Custodian's account or the certificate for such share (or an equivalent share) is delivered or otherwise accepted back hereunder or until the share is replaced by purchase of an equivalent security, except that, if any new or different security shall be exchanged for any Loaned Security by reorganization, recapitalization or merger of the issuer of such Loaned Security, such new or different security shall, effective upon such exchange, be deemed to become a Loaned Security in substitution for the former Loaned Security for which such exchange was made.

          8. APPLICABLE LAW. This Agreement shall be governed and construed in accordance with the internal laws of the State of New York.

          9. WAIVER. The failure of any party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. All waivers in respect of a Default must be in writing.

          10. REMEDIES. All remedies and limitations on damages hereunder shall survive the termination of the relevant Loan, return of Loaned Securities or Collateral and termination of this Agreement.

          11. TERMINATION. This Agreement may be terminated by any party upon five Business Days' notice to the other party.

          12. NOTICES. Any request, demand, authorization, notice, waiver, consent, report or communication to a party hereunder shall, unless this Agreement specifically provides otherwise, be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission to the following facsimile numbers (or to such address or facsimile number as such party may designate by the notice):

          if to Borrower:

               Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated
               100 Church Street, 18th Floor
               New York, New York 10080
               Attention: Stock Loan Department
               Facsimile No.: (212) 602-7585
               Telephone No.: (212) 602-7521
          with copies in the case of any notice, advice or instruction under
          Section 3 or 11 above to:

               Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated
               World Financial Center
               North Tower
               New York, New York 10281
               Attention: Trading General Counsel
               Facsimile No.: (212) 449-4590
               Telephone No.: (212) 449-4385


          and to:

               Mayer, Brown & Platt
               190 South LaSalle Street
               Chicago, Illinois  60603
               Attention:  Michael A. Campbell
               Facsimile No.: (312) 701-7711
               Telephone No.: (312) 782-0600


          if to the Lender:

               Telephone and Data Systems,Inc.
               30 North LaSalle Street, Suite 4000
               Chicago, Illinois 60602
               Attention:  Ronald D. Webster, Treasurer
               Facsimile No.:  (312) 630-1908
               Telephone No.:  (312) 630-1900

          with a copy, except in the case of any notice, advice or instruction under Sections 1, 2 or 3, to:

               Sidley & Austin
               One First National Plaza
               Chicago, IL  60603
               Attention:  Michael G. Hron
               Facsimile No.:  (312) 853-7000
               Telephone No.:  (312) 853-7036

          if to the Custodian:

               Harris Trust and Savings Bank

               -----------------------------

               -----------------------------
               Attention:
               Facsimile No.:
               Telephone No.:

          Any request, demand, authorization, notice, waiver, consent, report or communication hereunder shall be deemed given when actually received, except that any request, demand, authorization, notice, waiver, consent, report or communication actually received on a day that is not a Business Day or after business hours on a Business Day shall be deemed given and received on the next succeeding Business Day.

          13. MISCELLANEOUS. This Agreement supersedes any other agreement between the parties concerning loans of securities between the parties hereto. This Agreement shall not be assigned by any party without the prior written consent of the other parties, and any such assignment without such consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and shall enure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns. This Agreement shall not be modified, except by an instrument in writing signed by the party against whom enforcement is sought.

                            MERRILL LYNCH, PIERCE, FENNER
                            & SMITH INCORPORATED,


                               by
                                 ---------------------------------
                                 Name:
                                 Title:


                            TELEPHONE AND DATA SYSTEMS, INC.



                               by
                                 ---------------------------------
                                 Name:
                                 Title:

                                   SCHEDULE A

     The maximum number of USM Common Shares that may be the subject of outstanding Loans as of any date is 750,000 subject to appropriate adjustment for stock splits, reverse stock splits and stock dividends. Lender may, in its sole discretion, at any time and from time to time, increase (but not above 750,000 USM Common Shares) or decrease the maximum number of USM Common Shares that may be the subject of outstanding Loans as of any date, subject in each such case to appropriate adjustments for stock splits, reverse stock splits and stock dividends. Lender shall promptly notify Borrower, in accordance with the terms of Sections 1.2, 1.3 and 1.4, of any change in the maximum number of USM Common Shares that may be the subject of outstanding Loans.

                                                                       EXHIBIT A


(Bank Name)
(Address)

IRREVOCABLE STAND-BY LETTER OF CREDIT NO.
- ------------------------------------------------

Effective Date:

AMOUNT AVAILABLE:
(In Numbers):
(In Words):

BENEFICIARY:

APPLICANT:

ATTN:

EXPIRY DATE:

Dear Sir:

We hereby issue in your favor this irrevocable Stand-by Letter of Credit which is available against your draft drawn at sight on us accompanied by the following:

     Your signed statement that "(THE APPLICANT/ADDRESS) has failed to comply with the terms of the securities loan agreement dated
     ______________ ____, 1995."

Reference in this Letter of Credit to that certain agreement between (THE APPLICANT) and (THE BENEFICIARY) is for identification purposes only and is not incorporated herein by reference.

Drafts drawn under this Letter of Credit must be drawn and presented together with the accompanying documentation at our __________ ATTN: _____________ not later than (EXPIRY DATE).

Drafts must be marked as drawn under this letter of credit (mentioning our reference number).

We hereby engage with you that all drafts drawn and/or documents presented under and in compliance with the terms of the Letter of Credit will be duly honored upon presentation to us.

It is a condition of this Letter of Credit that it shall be deemed automatically extended without amendment for one year from its expiry date, or from any further expiry date, unless thirty days prior to any such expiry date we shall notify you by registered mail, that we elect not to consider this Letter of Credit extended for any such additional period.

This Letter of Credit is to be issued subject to the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce, Publication No. 500, and where not inconsistent with said Uniform Customs and Practice,
Article 5 of the New York Uniform Commercial Code.

Yours truly,

(BANK NAME)



- ------------------------                ----------------------------------------
Authorized Signature                    Authorized Signature


                                        2